Exhibit 10.5

Mr. Terry Grant
Chief Credit Officer
Proficio Bank
420 E. South Temple, Suite 520
Salt Lake City, UT  84111

October 14, 2009

Re: Letter of Comfort

Dear Terry:

Please accept this letter as a formal Letter of Comfort from Knox Lawrence International, LLC, a Delaware limited liability company (“KLI”), to Proficio Bank (“Lender”) in relation to the $500,000 revolving line of credit issued by Lender to Midas Medici Group Holdings, Inc. (“MMGH”) and UtiliPoint International, Inc. (“UTP”) (UTP and MMGH together as “Borrower”) pursuant to that certain Revolving Loan Agreement of even date herewith.

As you are aware, I am the Chief Executive Officer of MMGH and a Managing Principal of KLI, a New York-based private investment company.  As you are also aware, KLI is a significant shareholder of MMGH, and has historically provided financial support to UTP.  It is the intention of KLI to continue to provide such financial support as the need arises from time to time until the public offering of MMGH’s stock, currently anticipated to be on or before December 31, 2009.

Kind regards,

/s/ Nana Baffour

Nana Baffour, CFA
Managing Principal